Exhibit 31.4
CERTIFICATIONS
Pursuant to Rule 13a-14(a) Under the Securities Exchange Act of 1934, As Amended

I, Amy P. Trojanowski, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Armstrong Flooring, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

.

Date:	May 2, 2022

By:	/s/ Amy P. Trojanowski

Amy P. Trojanowski
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)